Exhibit 99.1
PepsiCo Reports First-Quarter 2021 Results; Reaffirms 2021 Financial Guidance
Reported (GAAP) First-Quarter 2021 Results

First Quarter
Net revenue growth	6.8%
Foreign exchange impact on net revenue	(0.5)%
Earnings per share (EPS)	$1.24
EPS change	29%
Foreign exchange impact on EPS	—%
Organic/Core (non-GAAP)1 First-Quarter 2021 Results

First Quarter
Organic revenue growth	2.4%
Core EPS	$1.21
Core constant currency EPS change	14%
PURCHASE, N.Y. - April 15, 2021 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the first quarter 2021.
“We are pleased with our results for the first quarter as we successfully overcame challenges related to difficult year-over-year comparisons, uneven recoveries across many of our international markets and weather-related business disruptions in the U.S.,” said Chairman and CEO Ramon Laguarta.
“Our results are indicative of the strength and resilience of our highly dedicated employees, diversified portfolio, agile supply chain and go-to-market systems and strong marketplace execution. And we remain fully committed to executing against our key set of priorities to become a Faster, Stronger and Better organization and win in the marketplace. Following our first quarter results, we have greater confidence in delivering on our financial guidance for the full year.”
1 Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic,” “Core,” and “Constant Currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2021 financial guidance. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 weeks ended March 20, 2021 (Q1 2021 Form 10-Q) filed with the SEC for additional information regarding PepsiCo’s financial results.
1

Summary First-Quarter 2021 Performance

	Revenue				Unit Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Food/Snack	Beverage
Frito-Lay North America	4	—	(0.5)	3	(1)
Quaker Foods North America	2	(0.5)	—	1	(4)
PepsiCo Beverages North America	5	—	(3)	2		(3)
Latin America	(5)	8	—	3	(2)	(4)
Europe	(2)	2	—	—	4	7
Africa, Middle East and South Asia	40	1	(42)	(1)	4	1
Asia Pacific, Australia and New Zealand and China Region	70	(8)	(44)	18	16	15
Total	7	0.5	(5)	2	1	2

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	3	(1)	—	2
Quaker Foods North America	—	—	—	(1)
PepsiCo Beverages North America	23	1	(0.5)	23
Latin America	(6)	(1)	8	1
Europe	(10)	3	3	(4)
Africa, Middle East and South Asia	4	(2)	—	2
Asia Pacific, Australia and New Zealand and China Region	47	—	(7)	39
Corporate unallocated expenses	(63)	62	—	(1)
Total	20	(14)	—	7

EPS	29	(16)	—	14
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the unit volume change differs from the impact of organic volume growth on net revenue growth, due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”
2

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For 2021, the Company continues to expect:
•A mid-single-digit increase in organic revenue;
•A high-single-digit increase in core constant currency EPS;
•A core annual effective tax rate of approximately 21 percent; and
•Total cash returns to shareholders of approximately $5.9 billion, comprised of dividends of approximately $5.8 billion and share repurchases of $106 million. We completed our share repurchase activity and do not expect to repurchase any additional shares for the balance of 2021.
In addition, the Company continues to expect a 1-percentage-point foreign exchange translation tailwind to benefit reported net revenue and core EPS growth based on current market consensus rates.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on April 15, 2021, the Company will post prepared management remarks (in pdf format) of its first quarter 2021 results and business update, including its outlook for 2021, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on April 15, 2021, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com
3

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended
	3/20/2021	3/21/2020
Net Revenue	$14,820	$13,881
Cost of sales	6,671	6,127
Gross profit	8,149	7,754
Selling, general and administrative expenses	5,837	5,830
Operating Profit	2,312	1,924
Other pension and retiree medical benefits income	120	77
Net interest expense and other	(258)	(290)
Income before income taxes	2,174	1,711
Provision for income taxes	451	360
Net income	1,723	1,351
Less: Net income attributable to noncontrolling interests	9	13
Net Income Attributable to PepsiCo	$1,714	$1,338

Diluted
Net income attributable to PepsiCo per common share	$1.24	$0.96
Weighted-average common shares outstanding	1,387	1,396

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended
	3/20/2021	3/21/2020
Net Revenue
Frito-Lay North America	$4,236	$4,074
Quaker Foods North America	646	634
PepsiCo Beverages North America	5,074	4,838
Latin America	1,242	1,310
Europe	1,795	1,839
Africa, Middle East and South Asia	883	631
Asia Pacific, Australia and New Zealand and China Region	944	555
Total	$14,820	$13,881

Operating Profit
Frito-Lay North America	$1,240	$1,202
Quaker Foods North America	150	150
PepsiCo Beverages North America	366	297
Latin America	218	231
Europe	131	146
Africa, Middle East and South Asia	138	134
Asia Pacific, Australia and New Zealand and China Region	208	142
Corporate unallocated expenses	(139)	(378)
Total	$2,312	$1,924

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	12 Weeks Ended
	3/20/2021	3/21/2020
Operating Activities
Net income	$1,723	$1,351
Depreciation and amortization	560	533
Share-based compensation expense	79	61
Restructuring and impairment charges	43	38
Cash payments for restructuring charges	(49)	(60)
Merger and integration (credits)/charges	(10)	25
Cash payments for merger and integration charges	(7)	(38)
Pension and retiree medical plan expenses	21	40
Pension and retiree medical plan contributions	(413)	(234)
Deferred income taxes and other tax charges and credits	108	25
Change in assets and liabilities:
Accounts and notes receivable	(455)	(784)
Inventories	(397)	(312)
Prepaid expenses and other current assets	(210)	(263)
Accounts payable and other current liabilities	(1,906)	(1,419)
Income taxes payable	227	204
Other, net	(33)	84
Net Cash Used for Operating Activities	(719)	(749)

Investing Activities
Capital spending	(471)	(484)
Sales of property, plant and equipment	5	5
Acquisitions, net of cash acquired, and investments in noncontrolled affiliates	(13)	(454)
Divestitures	35	—
Short-term investments, by original maturity:
More than three months - maturities	535	—
Three months or less, net	3	7
Other investing, net	—	1
Net Cash Provided by/(Used for) Investing Activities	94	(925)

Financing Activities
Proceeds from issuances of long-term debt	—	6,429
Payments of long-term debt	(1)	(1)
Short-term borrowings, by original maturity:
More than three months - proceeds	—	164
More than three months - payments	(396)	(2)
Three months or less, net	53	2,794
Cash dividends paid	(1,429)	(1,349)
Share repurchases - common	(106)	(573)
Proceeds from exercises of stock options	62	78
Withholding tax payments on restricted stock units and performance stock units converted	(71)	(76)
Other financing	—	(2)
Net Cash (Used for)/Provided by Financing Activities	(1,888)	7,462
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(10)	(66)
Net (Decrease)/Increase in Cash and Cash Equivalents and Restricted Cash	(2,523)	5,722
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	8,254	5,570
Cash and Cash Equivalents and Restricted Cash, End of Period	$5,731	$11,292

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$167	$148

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions except per share amounts)

	(unaudited)
	3/20/2021	12/26/2020
ASSETS
Current Assets
Cash and cash equivalents	$5,661	$8,185
Short-term investments	964	1,366
Accounts and notes receivable, net	8,885	8,404
Inventories:
Raw materials and packaging	1,827	1,720
Work-in-process	308	205
Finished goods	2,421	2,247
	4,556	4,172
Prepaid expenses and other current assets	1,130	874
Total Current Assets	21,196	23,001
Property, Plant and Equipment, net	21,249	21,369
Amortizable Intangible Assets, net	1,690	1,703
Goodwill	18,779	18,757
Other Indefinite-Lived Intangible Assets	17,641	17,612
Investments in Noncontrolled Affiliates	2,777	2,792
Deferred Income Taxes	4,370	4,372
Other Assets	3,522	3,312
Total Assets	$91,224	$92,918

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$4,674	$3,780
Accounts payable and other current liabilities	18,019	19,592
Total Current Liabilities	22,693	23,372
Long-Term Debt Obligations	38,991	40,370
Deferred Income Taxes	4,491	4,284
Other Liabilities	10,996	11,340
Total Liabilities	77,171	79,366
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,382 and 1,380 shares, respectively)	23	23
Capital in excess of par value	3,800	3,910
Retained earnings	63,740	63,443
Accumulated other comprehensive loss	(15,246)	(15,476)
Repurchased common stock, in excess of par value (485 and 487 shares, respectively)	(38,370)	(38,446)
Total PepsiCo Common Shareholders’ Equity	13,947	13,454
Noncontrolling interests	106	98
Total Equity	14,053	13,552
Total Liabilities and Equity	$91,224	$92,918

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue growth, core results and core constant currency results. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results, and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; amounts associated with mergers, acquisitions, divestitures and other structural changes; pension and retiree medical related items; charges or adjustments related to the enactment of new laws, rules or regulations, such as significant tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; asset impairments (non-cash); and remeasurements of net monetary assets. See below for a description of adjustments to our U.S. GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items for the 12 weeks ended March 20, 2021 and March 21, 2020, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q1 2021 Form 10-Q. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019.
Merger and integration charges/(credits)
Charges/(credits) related to our acquisitions of BFY Brands, Inc. (BFY Brands), Rockstar Energy Beverages (Rockstar), Pioneer Food Group Ltd. (Pioneer Foods) and Hangzhou Haomusi Food Co., Ltd. (Be & Cheery).

Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, foreign exchange translation and, when applicable, the impact of the 53rd reporting week.
2021 guidance
Our 2021 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes and foreign exchange translation. Our 2021 core effective tax rate guidance and 2021 core constant currency EPS guidance exclude the mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2021 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2021 organic revenue growth to our full year projected 2021 reported net revenue growth because we are unable to predict the 2021 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2021 core effective tax rate to our full year projected 2021 reported effective tax rate and our full year projected 2021 core constant currency EPS growth to our full year projected 2021 reported EPS because we are unable to predict the 2021 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 Weeks Ended March 20, 2021
(unaudited)

	12 Weeks Ended 3/20/2021
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures(a)	Organic % Change, Non-GAAP Measure(b)	Organic volume(c)	Effective net pricing
Frito-Lay North America	4%	—	(0.5)	3%	(1)	4
Quaker Foods North America	2%	(0.5)	—	1%	(4)	5
PepsiCo Beverages North America	5%	—	(3)	2%	(4.5)	6
Latin America	(5)%	8	—	3%	(2)	4
Europe	(2)%	2	—	—%	—	(1)
Africa, Middle East and South Asia	40%	1	(42)	(1)%	2	(3)
Asia Pacific, Australia and New Zealand and China Region	70%	(8)	(44)	18%	17	2
Total	7%	0.5	(5)	2%	(1)	4
(a)Adjustments primarily reflect BFY Brands (FLNA), Rockstar (PBNA), Pioneer Foods (AMESA), and Be & Cheery (APAC). The contribution from the acquisition of Rockstar reflects the incremental consolidated net revenue reported for Rockstar in excess of the net revenue we reported under our previous distribution arrangement.
(b)Organic revenue growth is a financial measure that is not in accordance with GAAP. See A-5 through A-6 further discussion.
(c)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume growth disclosed in the Summary First Quarter 2021 Performance table on page 3, due to product mix, nonconsolidated joint venture volume, and, for our beverage businesses, temporary timing differences between BCS and CSE. Our net revenue excludes nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, is based on CSE.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
12 Weeks Ended March 20, 2021
(unaudited)

	12 Weeks Ended 3/20/2021
		Impact of Items Affecting Comparability				Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Merger and integration credits/charges	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	3%	—	1	(2)	2%	—	2%
Quaker Foods North America	—%	—	—	—	—%	—	(1)%
PepsiCo Beverages North America	23%	—	—	—	24%	(0.5)	23%
Latin America	(6)%	—	(1)	—	(7)%	8	1%
Europe	(10)%	—	3	—	(7)%	3	(4)%
Africa, Middle East and South Asia	4%	—	(1)	(1)	1.5%	—	2%
Asia Pacific, Australia and New Zealand and China Region	47%	—	(1)	—	46%	(7)	39%
Corporate unallocated expenses	(63)%	57	1	4	(1)%	—	(1)%
Total Operating Profit	20%	(12)	—	(2)	7%	—	7%
Net Income Attributable to PepsiCo	28%	(14)	—	(2)	12%	—	13%
Net Income Attributable to PepsiCo per common share – diluted	29%	(14)	—	(2.5)	13%	—	14%
(a)Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended March 20, 2021 and March 21, 2020
(in millions except per share amounts, unaudited)

	12 Weeks Ended 3/20/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$6,671	$8,149	$5,837	$2,312	$120	$451	$1,714	$1.24	20.7%
Items Affecting Comparability
Mark-to-market net impact	36	(36)	39	(75)	—	(17)	(58)	(0.04)	(0.1)
Restructuring and impairment charges	(2)	2	(35)	37	6	8	35	0.03	—
Merger and integration (credits)	—	—	10	(10)	—	(3)	(7)	(0.01)	—
Core, Non-GAAP Measure (a)	$6,705	$8,115	$5,851	$2,264	$126	$439	$1,684	$1.21	20.6%

	12 Weeks Ended 3/21/2020
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$6,127	$7,754	$5,830	$1,924	$77	$360	$1,338	$0.96	21.0%
Items Affecting Comparability
Mark-to-market net impact	(38)	38	(104)	142	—	35	107	0.08	0.3
Restructuring and impairment charges	(2)	2	(30)	32	6	6	32	0.02	(0.1)
Merger and integration charges	—	—	(25)	25	—	3	22	0.02	(0.2)
Core, Non-GAAP Measure (a)	$6,087	$7,794	$5,671	$2,123	$83	$404	$1,499	$1.07	21.1%
(a)Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
12 Weeks Ended March 20, 2021 and March 21, 2020
(in millions, unaudited)

	12 Weeks Ended 3/20/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Merger and integration charges/(credits)	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,240	$—	$15	$2	$1,257
Quaker Foods North America	150	—	—	—	150
PepsiCo Beverages North America	366	—	4	1	371
Latin America	218	—	2	—	220
Europe	131	—	11	—	142
Africa, Middle East and South Asia	138	—	1	1	140
Asia Pacific, Australia and New Zealand and China Region	208	—	—	—	208
Corporate unallocated expenses	(139)	(75)	4	(14)	(224)
Total	$2,312	$(75)	$37	$(10)	$2,264

	12 Weeks Ended 3/21/2020
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Merger and integration charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,202	$—	$5	$23	$1,230
Quaker Foods North America	150	—	1	—	151
PepsiCo Beverages North America	297	—	3	—	300
Latin America	231	—	5	—	236
Europe	146	—	8	—	154
Africa, Middle East and South Asia	134	—	2	2	138
Asia Pacific, Australia and New Zealand and China Region	142	—	—	—	142
Corporate unallocated expenses	(378)	142	8	—	(228)
Total	$1,924	$142	$32	$25	$2,123
(a)Core results are financial measures that are not in accordance with GAAP and exclude the impact of the above items affecting comparability. See A-5 through A-6 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Performance Reconciliation

	12 Weeks Ended
	3/20/2021
Reported gross margin performance, GAAP measure	(88)	bps
Mark-to-market net impact	(51)
Restructuring and impairment charges	—
Merger and integration charges	—
Core gross margin performance, non-GAAP measure (a)	(139)	bps
Operating Margin Performance Reconciliation

	12 Weeks Ended
	3/20/2021
Reported operating margin growth, GAAP measure	174	bps
Mark-to-market net impact	(153)
Restructuring and impairment charges	2
Merger and integration (credits)/charges	(24)
Core operating margin performance, non-GAAP measure (a)	(2)	bps

(a)Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See pages A-5 through A-6 for further discussion.

Note – Certain amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2021 guidance and outlook, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: the impact of COVID-19; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s supply chain; political or social conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers; climate change or measures to address climate change; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance that can result in an impairment charge; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging of PepsiCo’s products; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.